SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                           FORM 8-K


                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D)
           OF THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported)     January 7, 1997

   SANTA ANITA REALTY                    SANTA ANITA OPERATING
    ENTERPRISES, INC.                          COMPANY
(Exact name of registrant as          (Exact name of registrant as
  specified in its charter)            specified in its charter)


           Delaware                            Delaware
(State or other jurisdiction           (State or other jurisdiction
  of incorporation)                         of incorporation)

          95-3520818                            95-3419438
(IRS Employer Identification No.)    (IRS Employer Identification No.)

             0-9109                               0-9110
(Commission File Number)                (Commission File Number)

301 West Huntington Drive, Suite 405     285 West Huntington Drive
   Arcadia, CA 91066-6014                  Arcadia, CA 91066-6014
(Address of principal executive       (Address of principal executive
offices including zip code)           offices including zip code)

        (818) 574-5550                        (818) 574-7223
(Registrant's telephone number        (Registrant's telephone number
     including area code)                  including area code)



(Former name or former address,       (Former name or former address,
if changed since last report)         if changed since last report)

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ITEM 5.      OTHER EVENTS

      On January 7, 1997, Santa Anita Realty Enterprises, Inc., Santa Anita Operating Company (collectively, "The Companies") and Colony Investors II, L.P. ("Colony") executed a First Amendment (the "First Amendment") to the Amended and Restated Formation Agreement (the "Formation Agreement"). A copy of the First Amendment is included herein as Exhibit 2. The First Amendment amends the Formation Agreement, among other things, to permit The Companies to enter into discussions and negotiations with third parties with respect to transactions that might be inconsistent with the proposed strategic alliance among The Companies and Colony.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

      Exhibits           Description

      2                  First Amendment to Amended and Restated
                         Formation Agreement, dated as of January 7,
                         1997 among The Companies and Colony.

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                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.


SANTA ANITA REALTY ENTERPRISES, INC.    SANTA ANITA OPERATING COMPANY


By: __/s/ BRIAN L. FLEMING__            By: __/s/  WILLIAM C. BAKER__
    Brian L. Fleming                        William C. Baker
    Acting President and Chief              Chairman of the Board,
    Executive Officer                       President and Chief Executive
                                            Officer


Date:  January 9, 1997                  Date:  January 9, 1997



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